U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 1, 2014

DNA BRANDS, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-53086	26-0394476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

544 NW 77th Street
Boca Raton, Florida, 33487
 (Address of principal executive offices)

 (954) 970-3826
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers;

Effective April 1, 2014, Darren M. Marks did resign his position as our President and Chief Executive Officer.  He retains his position as a director of our Company.  There were no disagreements between Mr. Marks and our Company regarding the operation, policies or practices of our Company.  Simultaneous therewith, Mr. Eric Fowler was appointed as our President and Chief Executive Officer, replacing Mr. Marks.  He will hold such position until the next annual meeting of our Board of Directors, his resignation, removal or death, whichever occurs first.

The biographical information of Mr. Fowler is as follows:

Eric Fowler, age 54, was appointed as our President and Chief Executive Officer in April 2014.  Prior, from December 2012 through March 2014, he was our Vice President of Sales and Marketing.  Prior to joining our company, from April 208 through December 2012, Mr. Fowler was National Sales Director of PBev, LLC, Covington, TN. Mr. Fowler has been employed in the beverage industry since1981 and has held executive positions with BooKoo Energy Brands, Southeast Atlantic Beverage Corporation, Cadbury Beverages and Snapple Beverage Group, among others. Mr. Fowler received a Bachelor’s degree in 1981 from the University of Tennessee.  He devotes substantially all of his business time to our affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA BRANDS, INC. (Registrant)

Dated: April 3, 2014	By:	/s/ Eric Fowler
Eric Fowler, Chief Executive Officer